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ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

Benchmark 2018-B2 Mortgage Trust,

Commercial Mortgage Pass-Through Certificates

Series 2018-B2 (the “Trust”)

I, Kathryn Gregorio, on behalf of BREF Partners Special Servicer LLC as special servicer for the Red Building Whole Loan, certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and each Other Depositor and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.        I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities between Jan 1, 2022 and December 31, 2022 (the “Reporting Period”) and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

2.        To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects during the Reporting Period.

Dated: March 1, 2023

BREF PARTNERS SPECIAL SERVICER LLC, as special servicer for the Red Building Whole Loan

By: /s/ Kathryn Gregorio

Name: Kathryn Gregorio

Title: Senior Vice President